Exhibit 107

Calculation of Filing Fee Tables
Form S-3
(Form Type)
CVR Partners, LP
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Units representing limited partner interests	Rule 457(c)	3,892,000 (2)	N/A	$363,240,360	0.00013810	$50,163.50 (3)	—	—	—	—
Fees to Be Paid	Equity	Common Units representing limited partner interests	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Units	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Other	Rights	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Other	Warrants	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Equity	Partnership Securities	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities (4)	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Debt	Guarantees of Debt Securities (5)	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)	—	—	$250,000,000	0.00013810	$34,525.00	—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$613,240,360		$84,688.50
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$61,779.36
	Net Fee Due							$22,909.14

(1)
Any securities registered hereunder may be sold separately, together or in units with other securities registered hereunder. Separate consideration may or may not be received for any securities issued upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder.

(2)
This registration statement registers 3,892,000 common units for resale by the selling unitholder named herein. In the event of a unit split, unit distribution or similar transactions involving the common units, the number of common units registered shall automatically be adjusted to cover the additional common units issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The price per unit and aggregate offering price are based on the average of the high and low price of CVR Partners, LP’s common units on October 27, 2025, as reported on the New York Stock Exchange.

(4)
If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any registered securities previously issued hereunder.

(5)
Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is payable in respect of the guarantees registered hereunder. The guarantees will not trade separately from the debt securities of which they are guarantees

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Newly Registered Securities
Rule 457(p)
Fees Offset Claims (1)	CVR Partners, LP	S-3	333-266618	8/8/2022		$23,175.00	Unallocated (Universal) Shelf	—	—	$250,000,000	—
Fees Offset Claims (1)	CVR Partners, LP	S-3	333-266618	8/8/2022		$38,604.36	Equity	Secondary Offering: Common Units representing limited partner interests	—	$416,444,000
Fees Offset Sources	CVR Partners, LP	S-3	333-266618		8/8/2022	—	—	—	—	$666,444,000	$61,779.36

(1)
Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $61,779.36 of the registration fee previously paid in connection with the Registration Statement on Form S-3 (File No. 333-266618), as filed by the registrant with the Securities and Exchange Commission on August 8, 2022 (the “Prior Registration Statement”), to offset the registration fees that are payable in connection with the registration of securities on this registration statement. The registrant previously registered the offer and sale of up to $250,000,000 of common units representing limited partner interests, preferred units, rights, warrants, partnership securities, debt securities and guarantees of debt securities (the “2022 Primary Securities”) and 3,892,000 of common units representing limited partner interests to be offered by CVR Services, LLC (the “2022 Secondary Securities” and, together with the 2022 Primary Securities, the “Unsold Securities”). A filing fee of $23,175.00 with respect to the 2022 Primary Securities was paid in connection with the filing of the Prior Registration Statement, and a filing fee of $38,664.36 with respect to the 2022 Secondary Securities was paid in connection with the filing of the Prior Registration Statement. No securities were sold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $613,240,360 of securities proposed to be sold pursuant to this registration statement, in the amount of $84,688.50, is offset by the unused $61,779.36 registration fee paid in connection with the Unsold Securities and the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement is deemed terminated upon the filing of this registration statement.